Exhibit 10.1.1

Directors Stock Option Plan

Amendment Regarding Change in Control

(December 10, 1998)

15.	REORGANIZATION OR LIQUIDATION OF THE COMPANY

In the event (a) of a liquidation of the Company, or (b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned or partially-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company’s assets, any unexercised options then outstanding under the Plan shall be deemed canceled unless the surviving corporation or the parent of the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation or the parent of the acquiring corporation in any such sale elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, if any options granted under the Plan would be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the optionee’s Option in whole or in part even though the Option Period with respect to such Option has not yet begun; provided further that, on written notice delivered by the Optionee to the Company not later than the expiration of the foregoing 10-day period, the Optionee may waive his right under the foregoing proviso. The Company shall give each Optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in this Plan or in any Option Agreement to the contrary, (i) all Option exercises effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) all exercises during the foregoing 10-day period shall cease to be effective ab initio, (B) any waivers of the acceleration of any Options shall be canceled, (C) the outstanding Options shall be exercisable as otherwise determined under the applicable Option Agreement and without consideration of this Section or the corresponding provisions of any Option Agreement, and (D) each Optionee shall have the right to accept or waive the acceleration of the exercisability of any Option in connection with any subsequent liquidation, merger, reorganization, consolidation or sale described in this Section.